UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 10, 2016

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13709	52-2059785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2016, Anworth Mortgage Asset Corporation (the “Company”) and Anworth Management LLC (the “Manager”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with FBR Capital Markets & Co. (“FBR”), pursuant to which the Company may offer and sell from time to time through FBR, as its agent, up to $196,615,000 maximum aggregate offering price of shares of the Company’s (i) common stock, par value $0.01 per share, (ii) 6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, and (iii) 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (collectively, the “Offered Stock”), in such amounts as the Company may specify by notice to FBR, in accordance with the terms and conditions set forth in the Sales Agreement.

The Sales Agreement contains customary representations, warranties and agreements of the Company and the Manager, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Sales Agreement, the Company agreed to indemnify FBR against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments FBR may be required to make in respect of these liabilities, and to reimburse FBR for certain expenses. In the ordinary course of business, FBR or its affiliates from time to time have provided and may in the future provide various investment banking, commercial banking and financial advisory services to the Company and/or its affiliates, for which they have received or may receive customary compensation.

The above summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by the Sales Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The Company is a party to an At Market Issuance Sales Agreement, dated March 3, 2015 (the “Previous Sales Agreement”), with the Manager and MLV & Co. LLC (“MLV”), pursuant to which the Company could offer and sell from time to time through MLV, as its agent, shares of the Company’s Offered Stock. On August 10, 2016, the parties to the Previous Sales Agreement terminated the Previous Sales Agreement effective immediately. The Company did not incur any termination penalties as a result of the termination of the Previous Sales Agreement.

The Company previously offered and sold shares of its Offered Stock through MLV under the Previous Sales Agreement pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-210567) (the “Registration Statement”), including the base prospectus included therein, filed with the U.S. Securities Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on April 13, 2016, and the Company’s prospectus supplement thereto filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on August 4, 2016 (the “Previous Prospectus Supplement”). Immediately prior to the termination of the Previous Sales Agreement, there was approximately $196,615,680 of Offered Stock unsold and available for sale under the Previous Sales Agreement pursuant to the Previous Prospectus Supplement. The Sales Agreement is intended to replace the Previous Sales Agreement, and the termination of the Previous Sales Agreement terminated any future sales of Offered Stock pursuant to the Previous Prospectus Supplement.

A description of the terms and conditions of the Previous Sales Agreement is set forth in the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2015 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 10, 2016, the Company filed a prospectus supplement, dated August 10, 2016, with the Commission pursuant to Rule 424(b)(5) under the Securities Act, in connection with the offering and sale by the Company of up to $196,615,000 maximum aggregate offering price of shares of the Company’s Offered Stock. The Prospectus Supplement supplements the base prospectus included in the Registration Statement.

A copy of the opinion of Greenberg Traurig, LLP with respect to the validity of the Offered Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K. A copy of the opinion of Greenberg Traurig, LLP regarding certain tax matters is attached as Exhibit 8.1 to this Current Report on Form 8-K. This Current Report on Form 8-K is being filed for the purpose of filing Exhibits 5.1, 8.1, 23.1 and 23.2 as exhibits to the Registration Statement, and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description

1.1	At Market Issuance Sales Agreement, dated August 10, 2016, among the Company, the Manager, and FBR

5.1	Opinion of Greenberg Traurig, LLP regarding the validity of the Offered Stock

8.1	Opinion of Greenberg Traurig, LLP regarding certain tax matters

23.1	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)

23.2	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: August 10, 2016	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

1.1	At Market Issuance Sales Agreement, dated August 10, 2016, among the Company, the Manager, and FBR

5.1	Opinion of Greenberg Traurig, LLP regarding the validity of the Offered Stock

8.1	Opinion of Greenberg Traurig, LLP regarding certain tax matters

23.1	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)

23.2	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 8.1)